UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2006

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 South Wheeler Street

Plant City, FL 33563

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2006, the board of directors of UTEK Corporation (the “Company”) increased the annual base salary of Carole R. Wright, the Chief Financial Officer, Treasurer and Secretary of the Company, to $150,000 commencing on October 19, 2006. Ms. Wright will commit additional time to, and take on additional responsibilities at, the Company beginning on October 19, 2006. The board of directors also approved the grant of 30,000 stock options to Ms. Wright pursuant to the UTEK Corporation Amended and Restated Employee Stock Option Plan (the “Plan”) at an exercise price equal to the closing price of the Company’s common stock on October 19, 2006 The options granted shall vest twenty five percent (25%) immediately, twenty five percent (25%) on the first anniversary date hereof, twenty five percent (25%) on the second anniversary date hereof, and the balance on the third anniversary date hereof.

As provided for in the Plan, the stock option award will be subject to the terms and conditions provided for in the form of stock option agreement filed as exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission on August 8, 2005.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2006	UTEK CORPORATION

	By:	/s/ Clifford G. Gross
Clifford G. Gross
Chief Executive Officer